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                                                                   EXHIBIT 10.25

                         [THE GREENBRIER COMPANIES LOGO]

                                 Amendment No. 3

                                       to

                          STOCK INCENTIVE PLAN -- 2000

      Pursuant to the authority conferred by Article XI of the Stock Incentive Plan - 2000 of The Greenbrier Companies, Inc. (the "Plan"), the Plan, as heretofore amended by Amendment No. 1 and Amendment No. 2, is further amended as follows:

      1. Subparagraph 2.04 of the Plan is hereby amended in its entirety to read as follows:

            2.04 "AWARD" means, individually or collectively, any Option or Restricted Stock Award.

      2. Subparagraph 2.15 of the Plan is hereby amended in its entirety to read as follows:

            2.15 [Reserved]

      3. Subparagraph 2.21 of the Plan is hereby amended in its entirety to read as follows:

            2.21 "OPTION" means an Award described in Article 7 of the Plan.

      4. Subparagraph 4.01 of the Plan is amended in its entirety to read as follows:

            4.01. Composition of Committee. The Plan shall be administered by a committee which shall be: (a) appointed by the Board and (b) constituted so as to permit the Plan to comply with Rule 16b-3. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. If a Committee is not appointed by the Board, the Plan shall be administered by the Board and all references in the Plan to a Committee shall mean and refer to the Board.

      5. The first paragraph under the heading "Eligibility" in Article V of the Plan is hereby amended in its entirety to read as follows:


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            Under the Plan, Employees, Consultants and Eligible Directors shall be eligible to receive Awards under the Plan. Any Award may be granted on more than one occasion to the same person, and may include an Incentive Stock Option, a Non-statutory Stock Option, a Restricted Stock Award, or any combination thereof.

      6. Subparagraph 6.02 of the Plan is amended in its entirety to read as follows:

            6.02 Discretionary Awards to Eligible Directors. The Committee may from time to time grant Options to Eligible Directors.

      7. Article IX of the Plan, entitled "Eligible Director Options", is hereby amended to read in its entirety as follows:

                                   Article IX
                                   [Reserved]

      8. Except as modified by this Amendment No. 3, and as heretofore amended by Amendment No. 1 and Amendment No. 2, the Plan shall remain in full force and effect and be unamended.


                ADOPTED BY THE BOARD OF DIRECTORS OCTOBER 7, 2002